EXHIBIT 4.7.7
Seventh Joinder to the Registration Rights Agreement
     With respect to the Registration Rights Agreement, (the “Registration Rights Agreement”) dated as of November 5, 2009, among Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with US Issuer I and US Issuer II, the “Issuers”), the Closing Date Guarantors and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the signatories hereto (i) hereby agrees to become a party to the Registration Rights Agreement as a Guarantor with the same force and effect as if originally named a Closing Date Guarantor therein and (ii) without limiting the generality of the foregoing, assumes all of the rights and obligations of the Guarantors under the Registration Rights Agreement, in each case, as of the time of delivery of this Joinder on May 4, 2010, as though it had entered into the Registration Rights Agreement on November 5, 2009. The obligations assumed by the Guarantors under this Joinder shall be joint and several obligations. Capitalized terms used but not defined in this Joinder shall have the meanings given to such terms in the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement this 4th day of May 2010.

EVERGREEN PACKAGING INC.
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Secretary

EVERGREEN PACKAGING INTERNATIONAL (US) INC.
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Secretary

EVERGREEN PACKAGING USA INC.
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Secretary

BLUE RIDGE HOLDING CORP.
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Secretary

Seventh Joinder to the Registration Rights Agreement

BLUE RIDGE PAPER PRODUCTS INC..
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Secretary

BRPP, LLC
By:	BLUE RIDGE PAPER PRODUCTS INC., as Manager

by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Secretary

Seventh Joinder to the Registration Rights Agreement

EVERGREEN PACKAGING MEXICO, S. DE R.L. DE C.V.
by	/s/ Cindy Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

Seventh Joinder to the Registration Rights Agreement

EVERGREEN PACKAGING (HONG KONG) LIMITED
by	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

Seventh Joinder to the Registration Rights Agreement

EVERGREEN PACKAGING CANADA LIMITED
by	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

Seventh Joinder to the Registration Rights Agreement

EVERGREEN PACKAGING INTERNATIONAL B.V.
by	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

Seventh Joinder to the Registration Rights Agreement

EVERGREEN PACKAGING (LUXEMBOURG) S.À.R.L.
by	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

Seventh Joinder to the Registration Rights Agreement

WHAKATANE MILL LIMITED
by	/s/ Cindi Lefari
	Name:	Cindi Lefari
	Title:	Authorized Signatory

Witnessed by:
/s/ Chiara Brophy
Name:	Chiara Brophy
Title:	Lawyer

Seventh Joinder to the Registration Rights Agreement